Exhibit 23.45

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Dollar Thrifty Automotive Group, Inc.:

(1)	Registration Statement (Form S-8 No. 333-79603) pertaining to the Dollar Thrifty Automotive Group, Inc. Long-Term Incentive Plan,
(2)	Registration Statement (Form S-8 No. 333-89189) pertaining to the Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan,
(3)	Registration Statement (Form S-8 No. 333-33144) pertaining to the Dollar Thrifty Automotive Group, Inc. Deferred Compensation Plan,
(4)	Registration Statement (Form S-8 No. 333-33146) pertaining to the Dollar Thrifty Automotive Group, Inc. Retirement Plan,
(5)	Registration Statement (Form S-8 No. 333-50800) pertaining to the Dollar Thrifty Automotive Group, Inc. Long-Term Incentive Plan,
(6)	Registration Statement (Form S-8 No. 333-128714) pertaining to the Amended and Restated Long-Term Incentive Plan and Director Equity Plan,
(7)	Registration Statement (Form S-8 No. 333-152401) pertaining to the Amended and Restated Long-Term Incentive Plan and Director Equity Plan,
(8)	Registration Statement (Form S-8 No. 333-161509) pertaining to the Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan,
(9)	Registration Statement (Form S-3 No. 333-161027) pertaining to the issuance of $500,000,000 of Common Stock, Preferred Stock and Debt Securities;

of our reports dated February 28, 2012, with respect to the consolidated financial statements and schedule of Dollar Thrifty Automotive Group, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Dollar Thrifty Automotive Group, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Dollar Thrifty Automotive Group, Inc. and subsidiaries for the year ended December 31, 2011.

/s/Ernst & Young LLP

Tulsa, Oklahoma
February 28, 2012